UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2019

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2019, Uwharrie Capital Corp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were two proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Company’s Board of Directors. Proposal 2 was approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 17, 2019.

The voting results were as follows:

Proposal 1: Proposal to elect seven members of the Board of Directors to three-year terms, one member of the Board of Directors to a two-year term, and two members of the Board of Directors to one-year terms, or until his or her respective successor is duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes
Three-Year Terms:
Thomas M. Hearne, Jr.	2,974,342	354,625	1,135,980
Matthew R. Hudson	3,095,842	233,125	1,135,980
Harvey H. Leavitt, III	3,124,312	204,655	1,135,980
Cynthia L. Mynatt	3,104,281	224,686	1,135,980
James E. Nance	3,026,979	301,988	1,135,980
Chris M. Poplin	3,086,829	242,138	1,135,980
Vernon A. Russell	3,223,255	105,712	1,135,980

Two-Year Term:
Deidre B. Foster	3,211,367	117,600	1,135,980

One-Year Terms:
Merlin Amirtharaj	3,204,568	124,399	1,135,980
Matthew A. Shaver, MD	3,013,548	315,419	1,135,980

Proposal 2: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstain	Broker Non-Votes
4,377,265	49,423	38,259	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ R. David Beaver, III
R. David Beaver, III Principal Financial Officer

Dated: May 20, 2019